Exhibit 99.1

athenahealth Introduces athenaCoordinatorSM to Help Hospitals and Providers Realize the Promise and Benefits of Care Coordination

--Completes Acquisition of Proxsys LLC--

WATERTOWN, Mass.--(BUSINESS WIRE)--August 31, 2011--athenahealth, Inc. (NASDAQ: ATHN), a leading provider of cloud-based business services for physician practices, today announced the launch of athenaCoordinatorSM, the company’s new cloud-based service designed to address systemic breakdowns that have prevented true care coordination across the health care supply chain. athenaCoordinator is the realization of the company’s acquisition of Birmingham, Alabama-based Proxsys LLC, which was publicly announced on July 21, 2011, and which closed today.

athenaCoordinator augments athenahealth’s existing service offering of integrated revenue cycle management, EHR, and patient communication services, facilitating a streamlined order workflow between physicians and their partner hospitals, surgical centers, and imaging centers. Over time, the company plans to expand this service to accommodate an even broader community of critical health care entities, such as independent labs and pharmacies. As it evolves, athenaCoordinator will be able to connect and manage a wider array of clinical information and documentation across disparate points of care and in care settings beyond the exam room.

“athenaCoordinator is designed to enable an entirely new level of care coordination that benefits hospitals, practices, and other health care delivery partners. It is an integral piece of our vision for creating a national backbone for health information exchange,” said Jonathan Bush, athenahealth CEO and Chairman. “This service will move things like physician orders and insurance pre-certifications more fluidly through the delivery system and can absorb more of the burdens for the providers using it to deliver care coordination—a sort of vacant term in health care due to the massive redundancies and errors these orders are prone to as they weave their way through the labyrinth of care.”

Capabilities of the athenaCoordinator service currently include:

  Order transmission – Delivers clean orders to hospitals, imaging centers, and surgery centers by facilitating easy order entry and status for physicians and enabling athenahealth’s pre-certification and pre-registration services.
  Pre-certification – Reduces denied claims and increases point-of-service collections by verifying eligibility and benefits and obtaining necessary insurance pre-certifications.
  Pre-registration – A team of athenahealth specialists provide pre-registration services to ensure order fulfillment, registering patients in the hospital system and collecting self-pay balances.

For complete details on the athenaCoordinator service, please visit www.athenahealth.com/our-services/athenaCoordinator/care-coordination.php.

Bush added, “The idea of running orders through the system cleanly and on the first try is hugely exciting to us. It’s the most fundamental thing that needs to be happening in order for care to be transformed. We’re excited to have this asset under our umbrella of cloud-based services, all of which are working to make the flow of health information for all stakeholders less painful and more profitable.”

About athenahealth

athenahealth, Inc. is a leading provider of cloud-based business services for physician practices. athenahealth's service offerings are based on proprietary web-native practice management and electronic health record (EHR) software, a continuously updated payer knowledge-base, integrated back-office service operations, automated and live patient communication services, and the coordination of care among participants in the health care system. For more information, please visit www.athenahealth.com or call (888) 652-8200.

Forward-Looking Statements

This press release contains forward-looking statements, which are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, including statements regarding the anticipated benefits of the integration of the Proxsys service offerings with those of athenahealth and the nature of prospective markets for those offerings. The forward-looking statements in this release do not constitute guarantees of future performance. These statements are neither promises nor guarantees, and are subject to uncertainties, which may be beyond the company’s control and could cause actual results to differ materially from those contemplated in these forward-looking statements. In particular, the uncertainties include, among other things: the risk that our service offerings will not operate in the manner that we expect, due to design flaws, security breaches, or otherwise; potential interruptions or delays in our internet-based service offerings; our reliance upon third parties, such as computer hardware, software, data-hosting, and internet infrastructure providers, which reliance may result in failures or disruptions in our service offerings; errors or omissions included in our payer and clinical intelligence rules engine and database; and the evolving and complex government regulatory compliance environment in which we and our clients operate. Existing and prospective investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. The company undertakes no obligation to update or revise the information contained in this press release, whether as a result of new information, future events or circumstances, or otherwise. For additional disclosure regarding these and other risks faced by the company, see the disclosures contained in its public filings with the Securities and Exchange Commission, available on the Investors section of the company’s website at http://www.athenahealth.com and on the SEC's website at http://www.sec.gov.

CONTACT:
athenahealth, Inc.
John Hallock (Media), 617-402-1428
Director, Corporate Communications
media@athenahealth.com
or
Jennifer Heizer (Investors), 617-402-1322
Director, Investor Relations
investorrelations@athenahealth.com